Exhibit 23.2
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M A N N I N G    E L L I O T T            | 11th floor, 1050 West Pender Street,
                                          | Vancouver, BC, Canada V6E 3S7
                                          | Phone: 604.714.3600
                                          | Fax: 604.714.3669
C H A R T E R E D   A C C O U N T A N T S | Web: manningelliott.com



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

In connection with the Registration Statement on Form S-8 being filed by Xinhua China Ltd. (formerly Camden Mines Limited) (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 10,000,000 shares of the Company's common stock to be offered under the Company's Stock Option Plan, we consent to the incorporation by reference in the Registration Statement of our report dated September 9, 2004, except as to Note 8(b) and (c) which are as at September 28, 2004, in respect to our audits of the financial statements of the Company as at June 30, 2004 and 2003, which report was included in the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission on October 4, 2004.

We hereby consent to the filing of a copy of this consent as an exhibit to the Registration Statement referred to above.

MANNING ELLIOTT

/s/ "Manning Elliott"

Vancouver, BC, Canada

April 5, 2005